Cancer Genetics, Inc. Announces Pricing of Public Offering of Common Stock

Rutherford, N.J. — January 9, 2019 – Cancer Genetics, Inc. (Nasdaq: CGIX), a leader in enabling precision medicine for immuno-oncology and genomic medicine through molecular markers and diagnostics, today announced the pricing of an underwritten public offering of 13,333,334 shares of its common stock at a price to the public of $0.225 per share. Cancer Genetics also granted the underwriter a 45-day option to purchase up to an additional 2,000,000 shares of its common stock at the public offering price of $0.225 per share, less underwriting discounts and commissions. Cancer Genetics expects to receive aggregate gross proceeds of approximately $3.0 million from the offering, assuming no exercise of the underwriter’s option to purchase additional shares. The offering is expected to close on or about January 14, 2019, subject to customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

Cancer Genetics intends to use the net proceeds from the offering to pay lender fees and other costs incurred in connection with the potential forbearance agreements it is negotiating with its banks, to pay certain costs previously incurred by it in connection with its terminated transaction with NovellusDx Ltd., and if any proceeds remain available, to fund working capital and other general corporate purposes.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on June 5, 2017. A preliminary prospectus supplement describing the terms of the offering was filed with the SEC on January 9, 2019, and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Cancer Genetics, Inc.

Cancer Genetics, Inc. is a leader in enabling precision medicine in oncology through the use of biomarkers and molecular testing. Cancer Genetics is developing a global footprint with locations in the US and Australia. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states, including New York State.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics, Inc.’s expectations regarding future financial and/or operating results, the proposed offering of Cancer Genetics, Inc.’s shares of common stock, including as to the consummation of the offering described above, the size of the offering and the use of net proceeds therefrom, potential for our tests and services and future revenues or growth in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks with respect to our ability to complete a strategic transaction, risks with respect to our need and ability to obtain future capital to satisfy our obligations to our lenders and creditors, risks inherent in the development and/or commercialization of potential tests, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from consolidation efforts and/or acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, uncertainties with respect to evaluating strategic options, maintenance of intellectual property rights, risks with respect to maintaining our listing on Nasdaq, and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended September 30, 2018, along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contacts:

Lee Roth / Carol Ruth

The Ruth Group

Tel: 646-536-7012 / 7004

Email: lroth@theruthgroup.com / cruth@theruthgroup.com

Media Contact:

Kirsten Thomas

The Ruth Group

Tel: 508-280-6592

Email: kthomas@theruthgroup.com